UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

KVH Industries Inc. (KVH or the Company) announced in a press release on July 1, 2008, a new 10-year agreement with ViaSat, Inc., to begin the global rollout of the popular mini-VSAT Broadbandsm satellite communications service. The mini-VSAT Broadbandsm satellite communications service should enable the Company to offer faster, more affordable broadband connections to a growing market of leisure, commercial, and government vessels worldwide.

Under this agreement, KVH and ViaSat are planning to roll out an exclusive global network offering access to KVH’s mini-VSAT Broadband service for maritime use with airtime revenue to be shared between the two companies. As part of the coverage expansion, KVH has agreed to acquire satellite capacity from Ku-band satellite operators as well as purchase three new regional satellite hubs from ViaSat. These hubs will use ViaSat’s ArcLight® spread spectrum mobile broadband technology and be operated by ViaSat. As the rollout continues, either KVH or ViaSat will work to establish additional regional hubs and satellite capacity. Over the course of the 10-year agreement, KVH and ViaSat also expect to implement future enhancements to the mini-VSAT Broadband spread spectrum maritime services and related products.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	July 1, 2008 press release entitled “KVH Begins Rollout of Global Ku-band mini-VSAT Broadband Satellite Communications Network” (furnished pursuant to Item 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: July 1, 2008	BY:	/s/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	July 1, 2008 press release entitled “KVH Begins Rollout of Global Ku-band mini-VSAT Broadband Satellite Communications Network”